UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 5, 2010

Monroe Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-31951	35-1594017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 East Kirkwood Avenue Bloomington, Indiana		47408
(Address of Principal Executive Offices)		(Zip Code)

(812) 336-0201
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is filed to amend the initial Form 8-K filed by Monroe Bancorp (“Monroe”) on October 6, 2010 (the “Initial Filing”) to clarify the amount of Monroe’s delinquent loans that would give rise to Old National Bancorp’s (“Old National’s”) right to terminate the Agreement and Plan of Merger between Monroe and Old National dated October 5, 2010, which was misstated as $79.72 million in the sixth full paragraph of the Initial Filing.  The correct delinquent loans amount, as set forth in the sixth full paragraph of this Form 8-K/A below, is $76.72 million.  This amendment does not otherwise modify or update any disclosures made in the Initial Filing or exhibits to the Initial Filing, which exhibits are incorporated by reference herein.

Item 1.01  Entry into a Material Definitive Agreement

On October 5, 2010, Monroe Bancorp (the “Registrant”) and Old National Bancorp (“Old National”) jointly announced the signing of a definitive agreement (the “Agreement”) pursuant to which the Registrant will be merged with and into Old National (the “Merger”).  At a time to be determined at or following the Merger, Monroe Bank, an Indiana commercial bank and wholly-owned subsidiary of Monroe, will merge with and into Old National Bank, a national banking association and wholly-owned subsidiary of Old National.

The Agreement provides that upon the effective date of the Merger (the “Effective Time”) each share of common stock of Registrant will be exchanged for 1.275 shares of common stock of Old National (the “Exchange Ratio”).  Notwithstanding the foregoing, if the average of the per-share closing prices of a share of Old National common stock during the ten trading days preceding the fifth calendar day preceding the Effective Time of the Merger (the “Average ONB Closing Price”) exceeds $10.98, Old National shares with a value of $14.00 at the closing will be paid for each Monroe share in the Merger.

In addition, if the shareholders’ equity of Registrant as of the end of the month prior to the Effective Time (after certain adjustments prescribed by the Agreement) is less than $55.64 million, the Exchange Ratio (calculated after any adjustment above) will be decreased to a quotient determined by dividing the Adjusted Purchase Price (defined below) by the total number of shares of Registrant common stock outstanding at the Effective Time and further dividing that by the Average ONB Closing Price.  The “Adjusted Purchase Price” is the Purchase Price (defined below) less the difference between $55.64 million and the Registrant’s consolidated shareholders’ equity as of the end of the month prior to the Effective Time, multiplied by 150%.  The “Purchase Price” is the Exchange Ratio in effect at the time of adjustment multiplied by the Average ONB Closing Price multiplied by the total number of shares of Monroe common stock outstanding at the Effective Time.

The Agreement also provides that if the aggregate delinquent loans (as defined in the Agreement) of Registrant as of the 10th day preceding the closing date are $59.72 million or greater, the Exchange Ratio will be decreased based on a sliding scale agreed to by the parties, with the maximum adjustment being a 16.14% decrease to the Exchange Ratio.  Such adjustment is to be made following any other adjustments provided above.

The Registrant will have the right to terminate the Agreement if the average closing price of Old National common stock during a period of ten consecutive days following receipt of all required regulatory approvals (disregarding any waiting period) is less than $8.38 and Old National common stock underperforms the Nasdaq Bank Index by twenty percent, unless Old National were to elect to make a compensating adjustment to the Exchange Ratio.

Old National will have the right to terminate the Agreement if as of the tenth day prior to the closing date, Monroe’s delinquent loans exceed $76.72 million or if Monroe’s consolidated shareholders’ equity (as defined in the Agreement) is less than $50.64 million as of the end of the month prior to the closing.

At the Effective Time of the Merger, each option to purchase Registrant common stock will fully vest and be converted into the right to receive options for a number of shares of Old National common stock equal to 1.275 times the number of shares of Registrant common stock subject to such options, for the same aggregate option price in effect for the Registrant stock options immediately prior to the effective date of the Merger.

A copy of the Agreement is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Based on the closing price of Registrant common stock on October 5, 2010 ($10.47), the transaction has an aggregate value of approximately $83.5 million.

Mark D. Bradford will enter into a Severance and Control Agreement with Old National which shall become effective at the closing of the Merger.

Concurrently with the execution of the Agreement, each of Registrant’s directors entered into a voting agreement with Old National under which the directors have agreed to vote their shares of Registrant common stock in favor of the Agreement and the Merger at the special meeting of Registrant’s shareholders at which these matters are to be considered.  Under the voting agreement, the directors have agreed not to transfer any shares of Registrant’s common stock they currently hold in an effort to avoid this agreement.  A copy of the voting agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Subject to certain terms and conditions, the board of directors of Registrant will recommend the approval and adoption of the Agreement and the Merger contemplated thereby, and will solicit proxies voting in favor of the Agreement from Monroe’s shareholders.  Registrant has agreed to pay Old National a termination fee of $3.0 million upon termination of the Agreement because (1) the Registrant enters into or announces its intent to enter into a competing acquisition proposal, (2) the Registrant fails to recommend the Merger to its shareholders, or (3) (a) the Registrant’s shareholders fail to approve the Merger, or (b) a quorum is not convened for the shareholder meeting and, in the case of (a) or (b), within 12 months after termination, Registrant closes a competing acquisition.

The Merger will be accounted for as a purchase and is expected to close by the end of this year or early in the first quarter of 2011.  The Agreement has been approved by the boards of directors of Registrant and Old National.  However, the closing of the Merger is subject to other conditions, including the approval of the Merger by the shareholders of Registrant, the receipt of regulatory approvals, and the effectiveness of a registration statement to be filed by Old National with the Securities and Exchange Commission with respect to the common stock of Old National to be issued in the Merger.

Cautionary Statement

The representations, warranties and covenants contained in the Agreement were made only for purposes of such Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Registrant, or any of its subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in Registrant’s or Old National’s respective public disclosures.

Pursuant to General Instruction F to Form 8-K, a press release issued jointly by Registrant and Old National is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger among Monroe Bancorp and Old National Bancorp dated October 5, 2010 (incorporated by reference to the Form 8-K filed by the registrant on October 6, 2010)
10.1	Voting Agreement dated October 5, 2010 (incorporated by reference to the Form 8-K filed by the registrant on October 6, 2010)
99.1	Joint Press Release dated October 5, 2010 (incorporated by reference to the Form 8-K filed by the registrant on October 6, 2010)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: October 6, 2010	MONROE BANCORP

	By:	/s/ Gordon M. Dyott
Gordon M. Dyott, Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger among Monroe Bancorp and Old National Bancorp dated October 5, 2010 (incorporated by reference to the Form 8-K filed by the registrant on October 6, 2010)
10.1	Voting Agreement dated October 5, 2010 (incorporated by reference to the Form 8-K filed by the registrant on October 6, 2010)
99.1	Joint Press Release dated October 5, 2010 (incorporated by reference to the Form 8-K filed by the registrant on October 6, 2010)